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                                                                   EXHIBIT 10.12




                                 UGI CORPORATION
                            SENIOR EXECUTIVE EMPLOYEE
                               SEVERANCE PAY PLAN
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                                TABLE OF CONTENTS


Article No.                                                                             Page No.

I.     Background, Purpose and Term of Plan.........................................          1
II.    Definitions..................................................................          2
III.   Participation and Eligibility for Benefits...................................          4
IV.    Benefit......................................................................          5
V.     Method and Duration of Benefit Payments......................................          7
VI.    Administration...............................................................          8
VII.   Amendment and Termination....................................................         10
VIII.  Duties of the Company........................................................         11
IX.    Claims Procedures............................................................         11
X.     Miscellaneous................................................................         12
Signatures..........................................................................         14
Appendix A..........................................................................         A-1


                                      (i)
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                                    ARTICLE I

                      BACKGROUND, PURPOSE AND TERM OF PLAN

                    Section 1.01 Background. This Plan was amended and restated in its entirety on April 30, 1993 to reflect sponsorship by a new entity following the April 10, 1992 reorganization of UGI Utilities, Inc. (formerly, UGI Corporation). As of January 1, 1997 the Company adopted the 1997 Stock Option and Dividend Equivalent Plan. For this reason and others, certain Plan changes are desirable. Accordingly, pursuant to the authority granted under
Section 7.01, the Plan is amended and restated in its entirety effective as of January 1, 1997, with all changes effective as of that date.

                    Section 1.02 Purpose of the Plan. The Plan is intended to alleviate, in part or in full, financial hardships which may be experienced by certain of those employees of the Company whose employment is terminated without fault in recognition of their past service to the Company. In essence, benefits under the Plan are intended to be additional compensation for past services or for the continuation of specified fringe benefits for a transitional period. The amount or kind of benefit to be provided is to be based on the Participant's Compensation, and the fringe benefit programs applicable to him or her, at his or her Employment Termination Date. The Plan is not intended to be included in the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of ERISA. Rather, this Plan is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b). Accordingly, the benefits paid by the Plan are not deferred compensation.

                    Section 1.03 Term of the Plan. This amendment and restatement is a continuation of the Company's existing Plan. The Plan will continue until such time as UGI Corporation ("UGI"), acting in its sole discretion, elects to modify, supersede or terminate it in accordance with the further provisions hereof.

                                   ARTICLE II

                                   DEFINITIONS

                    Section 2.01 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                    Section 2.02 "Benefit" or "Benefits" shall mean any or all of the benefits that a Participant is entitled to receive pursuant to Article IV of the Plan.

                    Section 2.03 "Board of Directors" shall mean the Board of Directors of UGI Corporation, or any successor thereto.

                    Section 2.04 "Chairman of the Board" shall mean the individual serving as the Chairman of the Board of Directors of UGI Corporation as of the date of reference.

                    Section 2.05 "Change of Control" shall mean a change of control as defined in the form of the UGI Corporation Change of Control Agreement set forth in Appendix A hereto and as amended.

                    Section 2.06 "Chief Executive Officer" shall mean the individual serving as the Chief Executive Officer of UGI Corporation as of the date of reference.

                    Section 2.07 "Committee" shall mean the administrative committee designated pursuant to Article VI of the Plan to administer the Plan in accordance with its terms.

                    Section 2.08 "Company" shall mean UGI Corporation, a Pennsylvania corporation and its subsidiaries and Affiliates, exclusive of AmeriGas Propane, Inc. The term "Company" shall include any successor to UGI Corporation or any subsidiary or Affiliate, exclusive of AmeriGas Propane, Inc., or a corporation succeeding to the business of UGI Corporation by merger, consolidation or liquidation or purchase of assets or stock or similar transaction.

                    Section 2.09 "Compensation" shall mean the Participant's annual base salary and applicable target annual bonus amount (if any) in effect on the first day of the calendar quarter immediately preceding the Participant's Employment Termination Date.


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                    Section 2.10 "Employment Commencement Date" shall mean the most recent day on which a Participant became an employee of the Company, any Affiliate of the Company, or any entity whose business or assets have been acquired by the Company, its Affiliates or by any predecessor of such entities, unless the Committee determines to give credit for prior service, if any.

                    Section 2.11 "Employment Termination Date" shall mean the date on which the employment relationship between the Participant and the Company is terminated.

                    Section 2.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    Section 2.13 "Just Cause" shall mean dismissal due to misappropriation of funds, substance abuse, habitual insobriety, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its subsidiaries and Affiliates taken as a whole. Disputes with respect to whether Just Cause exists shall be resolved in accordance with Article IX.

                    Section 2.14 "Participant" shall mean any individual employed by the Company who has been designated by the Company as a participant in SODEP.

                    Section 2.15 "Plan" shall mean the UGI Corporation Senior Executive Employee Severance Pay Plan, as set forth herein, and as the same may from time to time be amended.

                    Section 2.16 "Plan Year" shall mean each fiscal year of the Company during which this Plan is in effect.

                    Section 2.17 "Salary Continuation Period" shall equal one business day for each month which is included in the Participant's Years of Service plus the number of months of paid notice under Section 4.01(c) to a maximum of fifteen (15) months (thirty (30) months in the case of the Chief Executive Officer).

                    Section 2.18 "SODEP" shall mean the Company's 1997 Stock Option and Dividend Equivalent Plan (or its successor, as applicable).

                    Section 2.19 "Year of Service" shall mean each twelve-month period (or part thereof) beginning on the Participant's Employment


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Commencement Date and ending on each anniversary thereof. Additional Years of
Service based on earlier employment with the Company, any Affiliate of the Company or any entity whose business or assets have been acquired by the Company, its Affiliates or by any predecessor of such entities, shall be counted only if permitted by the Committee.




                                   ARTICLE III

                                  PARTICIPATION
                          AND ELIGIBILITY FOR BENEFITS

                    Section 3.01 General Eligibility Requirement. In order to receive a Benefit under this Plan, a Participant's employment must have been terminated by the Company other than for Just Cause, death, or continuous illness, injury or incapacity for a period of six consecutive months.

                    Section 3.02 Substantially Comparable Employment. In the absence of a Change of Control, notwithstanding anything herein to the contrary, no Benefits shall be due hereunder in connection with the disposition of a business or division or Affiliate by the Company or an Affiliate if substantially comparable terms of employment, as determined by the Committee, have been offered by the transferee; provided, however, that the Committee, in such situation, may determine to have the Company provide any of the Benefits.


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                                   ARTICLE IV

                                     BENEFIT

                    Section 4.01 Amount of Immediate Cash Benefit. The cash amount to be paid to a Participant eligible to receive Benefits under Section
3.01 hereof, shall be paid in a lump sum as provided in Section 5.01 hereof and shall equal the sum of the following; except that any payment under paragraph
(b) below that is based on annual financial performance will be excluded from the lump sum payment and paid separately as provided below:

                         (a) An amount equal to the Participant's earned and
                    accrued vacation entitlement, including banked vacation time, and personal holidays through the end of the Participant's Salary Continuation Period;

                         (b) An amount equal to the Participant's annual target
                    bonus amount under the applicable annual bonus plan (or its successor) for the current Plan Year multiplied by the number of months elapsed in the current Plan Year to his or her Employment Termination Date and divided by twelve (12), together with any amounts previously deferred by the Participant under such plan (with interest thereon at the rate prescribed by such plan) as well as any amounts due from the prior year under such plan but not yet paid, provided, however, that if the Employment Termination Date occurs in the last two (2) months of the fiscal year, the amount of the current Plan Year target bonus to be paid pursuant to this paragraph (b) shall be determined and paid after the end of the fiscal year in accordance with the terms and conditions of the applicable annual bonus plan as though the Participant were still an Employee, except that the weighting to be applied to the Participant's business/financial performance goals under the annual bonus plan will be deemed to be 100%; provided further, however, that the Chief Executive Officer may, in his sole discretion, determine that the amount payable pursuant to this paragraph (b) for Employment Termination Dates occurring in the last two (2) months of the fiscal year may be computed in the same manner provided for Employment Termination Dates occurring during the first ten (10) months of the fiscal year;

                         (c) In the case of the Chief Executive Officer, an
                    amount of paid notice equal to eighteen (18) times a fraction the numerator



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
                    of which is his or her Compensation and the denominator of which is twelve (12), and in the case of all other Participants, an amount of paid notice equal to sixty-five
                    (65) times a fraction the numerator of which is the Participant's Compensation and the denominator of which is two-hundred sixty (260); and

                         (d) An amount equal to the number of the Participant's
                    Years of Service multiplied by twelve (12) times a fraction the numerator of which is the Participant's Compensation and the denominator of which is two-hundred sixty (260); provided, however, that such amount shall not exceed 100% of the Participant's Compensation.


                    Section 4.02 Executive Benefits. The Participant shall continue to be entitled, through the end of the Participant's Salary Continuation Period, to those employee benefits and executive perquisites listed below (but only if they are in effect from time to time during the Salary Continuation Period) based upon the amount of coverage or benefit provided at the Participant's Employment Termination Date:

                              (a)  Basic Life Insurance;

                              (b)  Supplemental Life Insurance; and

                              (c)  Medical Plan and Dental
                                   Assistance Plan including COBRA
                                   continuation coverage; and

                              (d)  Executive Retirement Plan

In each case, when contributions are required of all executive employees at the time of the Participant's Employment Termination Date, or thereafter, if required of all other executive employees, the Participant shall be responsible for making the required contributions, on an after-tax basis only, during the Salary Continuation Period in order to be eligible for the coverage. In lieu of any or all of the coverages provided under any of clauses (a) through (c) above, the Company may pay to the Participant, at the time payment is otherwise to be made of cash Benefits pursuant to Section 5.01 hereof, a single lump sum payment equal to the then present value of the cost of such coverages. Notwithstanding anything herein to the contrary, any such coverages shall be discontinued if, and at the time, the Participant obtains other employment and becomes eligible to participate in the plan of, or is provided similar coverage by,


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a new employer; provided, however, that the Participant shall not be required to refund any sum to the Company should a lump sum have been paid pursuant to the preceding sentence. Any applicable conversion rights shall be provided to the Participant at the time coverage ceases. The Committee shall determine to what extent, if any, any other perquisites or benefit coverage such as tax preparation services, etc. shall continue to be provided during the Salary Continuation Period and whether the Participant shall be entitled to outplacement services or to receive title to the Participant's Company-supplied automobile, if any, in which case the value of the Participant's cash Benefit under Section 4.01 hereof shall be increased accordingly. The Participant shall be responsible for the payment of sales tax on such automobile, if any.

                    Section 4.03 Retirement Plans. This Plan shall not govern and shall in no way affect the Participant's interest in, or entitlement to benefits under, any of the Company's "qualified" retirement plans and any payments received under any such plan shall not affect a Participant's right to any Benefit hereunder.

                    Section 4.04 Effect on Other Benefits. There shall not be drawn from the continued provision by the Company of any of the aforementioned Benefits any implication of continued employment or of continued right to accrual of benefits under the Company's "qualified" retirement plans or the 1997 Stock Option and Dividend Equivalent Plan, and a Terminated Employee shall not, except as provided in Section 4.01 (a) hereof, accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the Salary Continuation Period during which benefits are payable under this Plan. The benefits payable under this Plan shall be in addition to and not in lieu of any payments or benefits due to the Participant under any other plan, policy, or program of the Company.



                                    ARTICLE V

                     METHOD AND DURATION OF BENEFIT PAYMENTS

                    Section 5.01 Method of Payment. The cash Benefits to which a Participant is entitled, as determined pursuant to Article IV hereof, shall be paid in a lump sum. Payment shall be made by mailing to the last address provided by the Participant to the Company. Payment shall be made within thirty
(30) days after the Participant's Employment Termination Date, except as otherwise provided in Section 4.01 (b).


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                    Section 5.02 Conditions to Entitlement to Benefit. In order to be eligible to receive any Benefits hereunder, after the Participant's Employment Termination Date, a Participant must be reasonably available to the Company and cooperate in any reasonable manner (so as not to interfere unreasonably with subsequent employment) in providing assistance to the Company in conducting any matters which are pending at such time, and shall execute a release and discharge of the Company from any and all claims, demands or causes of action other than as to amounts or benefits due to the Participant under any plan, program or contract provided by, or entered into with, the Company. Such release and discharge shall be in such form as is prescribed by the Committee and counsel for the Company and shall be executed prior to the payment of any benefits due hereunder. In addition, no benefits due hereunder shall be paid to a Participant who is required by Company policy or practice to execute an agreement governing the assignment of patents or a confidentiality or post-employment agreement unless executed copies of such agreements are on file with the Company.

                    Section 5.03 Payments to Beneficiary(ies). Each Participant shall designate a beneficiary(ies) to receive any Benefits due hereunder in the event of the Participant's death prior to the receipt of all such Benefits. Such beneficiary designation shall be made in the manner, and at the time, prescribed by the Committee in its sole discretion. In the absence of an effective beneficiary designation hereunder, the Participant's estate shall be deemed to be the Participant's designated beneficiary.



                                   ARTICLE VI

                                 ADMINISTRATION

                    Section 6.01 Appointment. The Committee shall consist of one
(1) or more persons appointed by the Chairman of the Board. Committee members may be, but need not be, employees of the Company, including the Chairman of the Board and the Chief Executive Officer, whether or not they are one and the same person.

                    Section 6.02 Tenure. Committee members shall serve at the pleasure of the Chairman of the Board. Committee members may resign at any time on ten (10) days' written notice, and Committee members may be discharged, with or without cause, at any time by the Chairman of the Board.

                    Section 6.03 Authority and Duties. It shall be the duty of the Committee, on the basis of information supplied to it by the Company, to determine the eligibility of each Participant for Benefits under the Plan, to determine the amount of Benefit to which each such Participant may be entitled, and to determine the manner and time of payment of the Benefit consistent with the provisions hereof. The Company shall make such payments as are certified to it by the Committee to be due to Participants. The Committee shall have the full power and authority to construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. All decisions, actions, and interpretations of the Committee shall be final, binding, and conclusive upon the parties.

                    Section 6.04 Action by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting, or at the direction of the Chairperson, without a meeting, by mail, telegraph, telephone, or electronic communication device; provided that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon.

                    Section 6.05 Officers of the Committee. The Chairman of the Board shall designate one of the members of the Committee to serve as Chairperson thereof. The Chairman of the Board shall also designate a person to serve as Secretary of the Committee, which person may be, but need not be, a member of the Committee.

                    Section 6.06 Compensation of the Committee. Members of the Committee shall receive no compensation for their services as such. However, all reasonable expenses of the Committee shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify members of the Committee against personal liability for actions taken in good faith in the discharge of their respective duties as members of the Committee.

                    Section 6.07 Records, Reporting, and Disclosure. The Committee shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder (except that UGI Corporation, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

                    Section 6.08 Actions of the Committee. Whenever a determination is required of the Committee under the Plan, such determination shall be made solely at the discretion of the Committee. In addition, the exercise of discretion by the Committee need not be uniformly applied to similarly situated Participants and shall be final and binding on each Participant or beneficiary(ies) to whom the determination is directed.

                    Section 6.09 Benefits of the Chief Executive Officer. Whenever a determination is required of the Chief Executive Officer under the Plan, the individual then serving as the Chairman of the Compensation and Management Development Committee of the Board of Directors shall be substituted for, and shall make the determination with respect to, the Chief Executive Officer as to any matter that directly pertains to, or affects, the Chief Executive Officer.

                    Section 6.10 Bonding. The Committee shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law (if any) shall be required by the Plan.




                                   ARTICLE VII

                            AMENDMENT AND TERMINATION


                    Section 7.01 Amendment, Suspension and Termination. The Company retains the right, at any time and from time to time, to amend, suspend or terminate the Plan in whole or in part, for any reason, and without either the consent of or the prior notification to any Participant. No such amendment shall give the Company the right to recover any amount paid to a Participant prior to the date of such amendment or to cause the cessation and discontinuance of payments of Benefits to any person or persons under the Plan already receiving Benefits.


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
                                  ARTICLE VIII

                              DUTIES OF THE COMPANY

                    Section 8.01 Records. The Company shall supply to the Committee all records and information necessary to the performance of the Committee's duties.

                    Section 8.02 Payment. UGI Corporation shall make payments from its general assets to Participants in accordance with the terms of the Plan, as directed by the Committee.


                                   ARTICLE IX

                                CLAIMS PROCEDURES


                    Section 9.01 Application for Benefits. Participants who believe they are eligible for benefits under this Plan may apply for such benefits by completing and filing with the Committee an application for benefits. Before the date on which benefit payments commence, each such application must be supported by such information as the Committee deems relevant and appropriate.

                    Section 9.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant (or beneficiary, if applicable) whose claim has been so denied shall be notified of such denial in writing by the Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                         (a) The Participant whose claim has been denied shall
                    file with the Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of claim denial, shall be made in writing, and shall


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
                    set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

                         (b) The Committee shall, within thirty (30) days of
                    receipt of the Participant's notice of appeal, establish a hearing date on which the Participant may make an oral presentation to the Committee in support of the Participant's appeal. The Participant shall be given not fewer than ten (10) days' notice of the date set for the hearing.

                         (c) The Committee shall consider the merits of the
                    claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to the claimant's interest, and the Committee shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                         (d) The Committee shall render a determination upon the
                    appealed claim, within sixty (60) days of the hearing date, which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties.



                                    ARTICLE X

                                  MISCELLANEOUS


                    Section 10.01 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which the Participant may expect to receive, contingently or otherwise, under this Plan.

                    Section 10.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

                    Section 10.03 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

                    Section 10.04 Successors, Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. Unless the Committee directs otherwise, UGI Corporation shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of UGI Corporation, or a division or Affiliate thereof, (i) to acknowledge expressly that this Plan is binding upon and enforceable against such successor in accordance with the terms hereof, (ii) to become jointly and severally obligated with UGI Corporation to perform the obligations under this Plan, and (iii) to agree not to amend or terminate the plan for a period of three (3) years after the date of succession without the consent of the affected Participant.

                    Section 10.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                    Section 10.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

                    Section 10.07 Unfunded Plan. The Plan shall not be funded. The Company may, but shall not be required to, set aside or designate an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event, no Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of Benefits.

                    Section 10.08 Payments to Incompetent Persons, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Committee and all other parties with respect thereto.

                    Section 10.09 Lost Payees. A benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation.

                    Section 10.10 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, to the extent not preempted by Federal law, without giving effect to any Pennsylvania choice of law provisions.

                    IN WITNESS WHEREOF, UGI Corporation has caused the Plan to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the ____ day of ________, 1997.


                                            UGI CORPORATION
  Attest:


_________________________                   By: _______________________________
Barton D. Whitman                               Brendan P. Bovaird
Secretary                                       Vice President & General Counsel

                                   APPENDIX A



                                 UGI CORPORATION
                           CHANGE OF CONTROL AGREEMENT


                  Agreement made as of the ____ day of June, 1996, between UGI Corporation, a Pennsylvania corporation (the "Company"), and (the "Employee").

                  WHEREAS, the Employee is presently employed by the Company, as its President and Chief Executive Officer; and

                  WHEREAS, the Company considers it essential to foster the employment of well qualified key management personnel, and, in this regard, the board of directors of the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company;

                  WHEREAS, the board of directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated; and

                  WHEREAS, in order to induce the Employee to remain in the employ of the Company, the Company agrees that the Employee shall receive the compensation set forth in this Agreement in the event his employment with the Company is terminated subsequent to a "Change of Control" (as defined in Section 1 hereof) of the Company as a cushion against the financial and career impact on the Employee of any such Change of Control;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

                  (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) "Base Compensation" shall mean the average of the total cash remuneration received by the Employee in all capacities with the Company, and its Subsidiaries or Affiliates, as reported for Federal income tax purposes on Form

W-2, together with any amounts the payment of which has been deferred by the Employee under any deferred compensation plan of the Company, and its Subsidiaries or Affiliates, or otherwise and any and all salary reduction authorized amounts under any of the benefit plans or programs of the Company, and its Subsidiaries or Affiliates, but excluding any amounts attributable to the exercise of stock options granted to the Employee under the Company's Stock Option and Dividend Equivalent Plan or its successor, for the five calendar years (or such number of actual full calendar years of employment, if less than five) immediately preceding the calendar year in which occurs a Change of Control or the Employee's Termination Date, whichever period produces the higher amount.

                  (c) A Person shall be deemed the "Beneficial Owner" of any securities: (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such

Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (d) "Board" shall mean the board of directors of the Company.

                  (e) "Change of Control" shall mean:

  Any Person (except the Employee, his Affiliates and Associates, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), in either case unless the members of the Company's Executive Committee in office immediately prior to such acquisition determine within five business days of the receipt of actual notice of such acquisition that the circumstances do not warrant the implementation of the provisions of this Agreement; or

  Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

  Consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding

Company Common Stock and Company Voting Securities, as the case may be, in any such case unless the members of the Company's Executive Committee in office immediately prior to such Business Combination determine at the time of such Business Combination that the circumstances do not warrant the implementation of the provisions of this Agreement; or (i) Consummation of a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition, in any such case unless the members of the Company's Executive Committee in office immediately prior to such sale or disposition determine at the time of such sale or disposition that the circumstances do not warrant the implementation of the provisions of this Agreement.

                  (f) "Cause" shall mean 1) misappropriation of funds, 2) habitual insobriety or substance abuse, 3) conviction of a crime involving moral turpitude, or 4) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company.

                  (g) "Good Reason Termination" shall mean a Termination of Employment initiated by the Employee upon one or more of the following occurrences:

                           (i) any failure of the Company to comply with and
satisfy any of the terms of this the Agreement;

                           (ii) any significant involuntary reduction of the
authority, duties or responsibilities held by the Employee immediately prior to the Change of Control;

                           (iii) any involuntary removal of the Employee from
the employment grade, compensation level or officer positions which the Employee holds with the Company or, if the Employee is employed by a Subsidiary, with a Subsidiary, held by him immediately prior to the Change of Control, except in connection with promotions to higher office;

                           (iv) any involuntary reduction in the Employee's
target level of annual and long-term compensation as in effect immediately prior to the Change of Control;

                           (v) any transfer of the Employee, without his express
written consent, to a location which is outside the King of Prussia, Pennsylvania area (or the general area in which his principal place of business immediately preceding the Change of Control may be located at such time if other than King of Prussia, Pennsylvania) by more than fifty miles, other than on a temporary basis (less than 12 months); and

                           (vi) the Employee being required to undertake
business travel to an extent substantially greater than the Employee's business travel obligations immediately prior to the Change of Control.

                  (h) "Normal Retirement Date" shall mean the first day of the calendar month coincident with or next following the Employee's 62nd birthday.

                  (i) "Subsidiary" shall mean any corporation in which the Company, directly or indirectly, owns at least a 50% interest or an unincorporated entity of which the Company, directly or indirectly, owns at least 50% of the profits or capital interests.

                  (j) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

                  (k) "Termination of Employment" shall mean the termination of the Employee's actual employment relationship with the Company.

                  2. Notice of Termination. Any Termination of Employment following a Change of Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 14 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for the Employee's Termination of Employment under the provision so indicated, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).

                  3. Severance Compensation upon Termination.

                  (a) Subject to the provisions of Section 11 hereof, in the event of the Employee's involuntary Termination of Employment for any reason other than Cause or in the event of a Good Reason Termination, in either event within three years after a Change of Control, the Company shall pay to the Employee, upon the execution of a release, in the form required by the Company of its terminating executives prior to the Change of Control, within 15 days after the Termination Date (or as soon as possible thereafter in the event that the procedures set forth in Section 11(b) hereof cannot be completed within 15 days), an amount in cash equal to 2.5 times the Employee's Base Compensation, subject to customary employment taxes and deductions.

                  (b) In the event the Employee's Normal Retirement Date would occur prior to 30 months after the Termination Date, the aggregate cash amount determined as set forth in (a) above shall be reduced by multiplying it by a fraction, the numerator of which shall be the number of days from the Termination Date to the Employee's Normal Retirement Date and the denominator of which shall be 913 days.

                  4. Other Payments. The payment due under Section 3 hereof shall be in addition to and not in lieu of any payments or benefits due to the Employee under any other plan, policy or program of the Company, and its Subsidiaries or Affiliates.

                  5. Trust Fund. The Company sponsors an irrevocable trust fund pursuant to a trust agreement to hold assets to satisfy its obligations to employees under this Agreement. Funding of such trust fund shall be subject to the discretion of the Company's Executive Committee, as set forth in the agreement pursuant to which the fund has been established.

                  6. Enforcement.

                  (a) In the event that the Company shall fail or refuse to make payment of any amounts due the Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3 or 4, as appropriate, until paid to the Employee, at the rate from time to time announced by Mellon Bank, N.A. as its "prime rate" plus 1%, each change in such rate to take effect on the effective date of the change in such prime rate.

                  (b) It is the intent of the parties that the Employee not be required to incur any expenses associated with the enforcement of his rights under this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all reasonable expenses (including all attorneys' fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement.

                  7. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

                  8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company, or any of its Subsidiaries or Affiliates, and for which the Employee may qualify.

                  9. No Set-Off. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.

                  10. Taxes. Any payment required under this Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

                  11. Certain Reduction of Payments.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to the taxation under Section 4999 of the Code. For purposes of this Section 11, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                  (b) All determinations to be made under this Section 11 shall be made by Coopers & Lybrand (or the Company's independent public accountant immediately prior to the Change of Control if other than Coopers & Lybrand (the "Accounting Firm")), which firm shall provide its determinations and any supporting calculations both to the Company and the Employee within 10 days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall then have the right to determine which of the Agreement Payments shall be eliminated or reduced in order to produce the Reduced Amount in accordance with the requirements of this Section. Within five days after this determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee such amounts as are then due to the Employee under this Agreement.

                  (c) As a result of the uncertainty in the application of
Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments, as the case may be, will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the Termination of Employment, the Accounting Firm shall review the determination made by it pursuant to the preceding paragraph and the Company shall cooperate and provide all information necessary for such review. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Company together with interest from the date of payment under this Agreement at the applicable Federal rate provided for in
Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by the Employee to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest from the date of payment under this Agreement at the Federal Rate.

                  (d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to subsections (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

                  12. Term of Agreement. The term of this Agreement shall be for five years from the date hereof and shall be automatically renewed for successive one-year periods unless the Company notifies the Employee in writing that this Agreement will not be renewed at least sixty days prior to the end of the current term; provided, however, that (i) after a Change of Control during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired, and (ii) this Agreement shall terminate if, prior to a Change of Control, the employment of the Employee with the Company or any of its Subsidiaries, as the case may be, shall terminate for any reason.

                  13. Successor Company. The Company shall require any successor or successors (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to notify the Employee in writing as to such successorship, to provide the Employee the opportunity to review and agree to the successor's assumption of this Agreement or to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

                  14. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                  If to the Company, to:

                           UGI Corporation
                           460 North Gulph Road
                           King of Prussia, PA 19406
                           Attention:  Corporate Secretary

                  If to the Employee, to:




or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section; provided, however, that if no such notice is given by the Company following a Change of Control, notice at the last address of the Company or to any successor pursuant to Section 13 hereof shall be deemed sufficient for the purposes hereof. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

                  15. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

                  16. Contents of Agreement, Amendment and Assignment. This Agreement supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and the Company's Chair of the Executive Committee. The provisions of this Agreement may require a variance from the terms and conditions of certain compensation or bonus plans under circumstances where such plans would not provide for payment thereof in order to obtain the maximum benefits for the Employee. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Board.

                  17. No Right to Continued Employment. Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company.

                  18. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part.

                  19. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

                  20. Remedies Cumulative; No Waiver. No right conferred upon the Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof.

                  21. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  22. Arbitration. In the event of any dispute under the provisions of this Agreement other than a dispute in which the sole relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in King of Prussia, Pennsylvania, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before one arbitrator who shall be an executive officer or former executive officer of a publicly traded corporation, selected by the parties. Any award entered by the arbitrator shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrator shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. The Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrator and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses).

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.



ATTEST:

    [Seal]                 UGI CORPORATION



_______________________    By_________________________

Secretary



_______________________        __________________________

Witness





                                      A-23